UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 26, 2008 (November 24, 2008)

PREMIER POWER RENEWABLE ENERGY, INC.
(Exact name of registrant as specified in Charter)

Delaware	333-140637	13-4343369
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4961 Windplay Drive, Suite 100
El Dorado Hills, CA 95762
(Address of Principal Executive Offices)

(916) 939-0400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) Amendment to Certificate of Incorporation

On November 24, 2008 (the “Filing Date”), the registrant filed an Amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware to increase the number of authorized shares of its common stock (the “Amendment”). A copy of the Amendment is included as Exhibit 3.1 to this Current Report on Form 8-K.

Pursuant to the Amendment, which became effective upon filing on the Filing Date and which was approved by the registrant’s board of directors and the holders of the majority of the registrant’s voting stock, the total number of authorized shares of common stock, par value $0.0001 per share, that the registrant is authorized to issue was increased from 100,000,000 shares to 500,000,000 shares. The total number of authorized shares of preferred stock, par value $0.0001 per share, that the registrant is authorized to issue remains at 20,000,000 shares.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Exhibit Description

3.1	Amendment to Certificate of Incorporation, dated November 24, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER POWER RENEWABLE ENERGY, INC. (Registrant)

Date: November 26, 2008	By:	/s/ Dean Marks
Dean Marks Chief Executive Officer and President